Exhibit 4.6

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of April 26, 2012 (this “Trust Agreement”), among The Allstate Corporation, a Delaware corporation (the “Depositor”), U.S. Bank Trust National Association, a national banking association, as Delaware trustee (the “Delaware Trustee”), U.S. Bank National Association, a national banking association, as property trustee (the “Property Trustee”), and (iii) Mary J. McGinn, Mario Rizzo and Steven E. Shebik, each an individual, as administrative trustees (the “Administrative Trustees;” and, together with the Delaware Trustee and the Property Trustee, the “Trustees”).  The Depositor and the Trustees hereby agree as follows:

1.                                       The trust created hereby (the “Trust”) shall be known as “Allstate Financing VIII” in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.  The Trust is hereby established by the Depositor and the Trustees for the purpose of (i) issuing preferred securities (“Preferred Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Depositor, (ii) issuing and selling common securities (“Common Securities” and, together with the Preferred Securities, “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Depositor in exchange for cash and investing the proceeds thereof in additional debentures of the Depositor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

2.                                       The Depositor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10.00.  The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate.  The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Trust Act”), and that this document constitutes the governing instrument of the Trust.  The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Trust Act.

3.                                       The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities.  Prior to the execution and delivery of such amended and restated Trust Agreement, other than the filing of the certificate of trust in accordance with Section 2 herein and as further contemplated in Section 4 herein, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s beneficiaries, except as otherwise required by applicable law or as the Depositor directs in order to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustees.

(i)                                     The Trustees accept the Trust hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement.  None of the Trustees shall be personally liable under any circumstances, except for their own willful misconduct or gross negligence.  In particular, but not by way of limitation:

(A)                              No provision of this Trust Agreement shall require the Trustees to expend or risk their personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(B)                                Under no circumstance shall the Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(C)                                The Trustees shall have no liability for their action or inaction taken (or failed to be taken) in good faith;

(D)                               All funds deposited with the Property Trustee hereunder may be held in a non-interest bearing trust account and the Property Trustee shall not be liable for any interest thereon; and

(E)                                 To the extent that, at law or in equity, the Trustees have duties and liabilities relating to the Trust, such duties and liabilities are replaced by the terms of this Trust Agreement.

(ii)                                  Except as expressly provided in this Section 3, in accepting and performing the Trust hereby created, the Property Trustee and Delaware Trustee each acts solely in their respective capacities as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Property Trustee or the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

4.                                       The Depositor and the Trustees hereby authorize the Depositor, as agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market LLC (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the

Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, and (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust.

5.                                       The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  The Trustees may resign upon thirty (30) days’ prior notice to the Depositor, or such shorter period as shall be acceptable to the Depositor.  Any person into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Property Trustee or Delaware Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor Property Trustee or Delaware Trustee, as applicable, under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law; provided, however, that in the case of the Delaware Trustee such successor shall satisfy the requirements of Section 3807 of the Trust Act.

6.                                       (a)   The Trustees and their officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b)   The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

(c)   The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d)   The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

7.                                       This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

8.                                       This Trust Agreement may be executed in one or more counterparts.

9.                                       The Trust may dissolve without issuing any Trust Securities at the election of the Depositor.  Upon dissolution, the Trustees shall file a certificate of cancellation in accordance with the Trust Act and apply the funds deposited with it pursuant to Section 2 above to reimburse the Trustees for any filing fees or other expenses in connection therewith.  Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Depositor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

THE ALLSTATE CORPORATION, as Depositor

By:	/s/ Steven E. Shebik	,
Name: Steven E. Shebik
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Carolina D. Altomare	,
Name: Carolina D. Altomare
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Carolina D. Altomare	,
Name: Carolina D. Altomare
Title: Vice President

MARY J. MCGINN, as Administrative Trustee

/s/ Mary J. McGinn

MARIO RIZZO, as Administrative Trustee

/s/ Mario Rizzo

STEVEN E. SHEBIK, as Administrative Trustee

/s/ Steven E. Shebik

EXHIBIT A

CERTIFICATE OF TRUST
OF
ALLSTATE FINANCING VIII

THIS Certificate of Trust of Allstate Financing VIII (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.                                       Name.  The name of the statutory trust formed by this Certificate of Trust is Allstate Financing VIII.

2.                                       Delaware Trustee.  The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801.

3.                                       Effective Date.  This Certificate of Trust shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Mary J. McGinn, as Administrative Trustee

Mario Rizzo, as Administrative Trustee

Steven E. Shebik, as Administrative Trustee

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:
Name:
Title: